Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

Plymouth Meeting, PA – February 25, 2020 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), the third largest provider of home medical equipment (“HME”) in the United States, announced today financial results for the fourth quarter and full year ended December 31, 2019. Results for the 2019 periods included costs and expenses related to the closing of the previously announced business combination of AdaptHealth Holdings LLC (“AdaptHealth Holdings”) with the Company (formerly DFB Healthcare Acquisitions Corp. (“DFB”)) in November 2019.

Fourth Quarter 2019

•	Net revenue was $149.5 million, a 38% increase from the fourth quarter of 2018 and 10% higher than the third quarter of 2019.
•	Net loss attributable to AdaptHealth Corp. was $3.4 million, which included $5.3 million of equity-based compensation and $7.8 million of transaction costs primarily related to the merger with DFB.
•	Adjusted EBITDA less Patient Equipment Capex was $21.8 million, a 53% increase compared to the fourth quarter of 2018 and 17% higher than the third quarter of 2019.
•	Adjusted EBITDA was $33.7 million, a 31% increase compared to the fourth quarter of 2018 and a 6% increase over the third quarter of 2019.

Full Year 2019

•	Net revenue was $529.6 million, a 53% increase over 2018.
•	Net loss attributable to AdaptHealth Corp. was $15.0 million, which included equity-based compensation of $11.1 million, transaction costs of $16.0 million, and non-cash interest expense of $11.4 million related to interest rate swaps. Net income attributable to AdaptHealth Corp. in 2018 included a $2.1 million income tax benefit relating to the reversal of a valuation allowance against deferred tax assets.
•	Adjusted EBITDA less Patient Equipment Capex was $75.6 million, a 68% increase compared to 2018.
•	Adjusted EBITDA was $123.0 million, 46% higher than 2018.

CEO Commentary

Luke McGee, Chief Executive Officer of AdaptHealth, commented, “we are very pleased with our 2019 performance, which we believe reflects our success in deploying a scalable growth model focused on organic sales, acquisitions, accretive capital deployment, margin expansion, and cash generation. We reported a record 2019 across key financial metrics, closed on a near record number of acquisitions, and generated strong organic top line growth. In the fourth quarter of 2019, we generated record net revenues, Adjusted EBITDA, and Adjusted EBITDA less Patient Equipment Capex driven in large part by ordering patterns, particularly on Positive Airway Pressure (PAP) resupply that are typically highest in the fourth quarter.”

Acquisitions Update

For the full year 2019, AdaptHealth completed 18 HME transactions that are expected to add annual net revenues of approximately $116 million, three of which were closed in the fourth quarter of 2019 and represent approximately $18 million in anticipated annual net revenue in 2020.

On January 2, 2020, AdaptHealth completed the previously announced acquisition of the home medical supplies business of McKesson Patient Care Solutions (PCS), which is expected to add net revenues of approximately $117 million in 2020. The PCS acquisition broadens AdaptHealth’s HME product portfolio, expands its addressable markets, and increases its potential patient base by adding urological and ostomy products. It also increases the Company’s exposure in areas such as wound care, breast pumps, incontinence supplies, and diabetic care. AdaptHealth believes it can leverage its existing re-supply platform to drive reorders at PCS. PCS is expected to breakeven during the fourth quarter of 2020.

On December 9, 2019, AdaptHealth announced the acquisition of the HME business of North Carolina-based Advanced Home Care (Advanced). This transaction, which will expand the Company’s currently underpenetrated presence in the Southeast, is expected to add approximately $66 million of HME revenue in calendar 2020, and is scheduled to close in the first quarter of 2020. Advanced is a well-run company that operates in AdaptHealth’s core business. AdaptHealth expects to migrate Advanced’s operations onto its fully integrated technology platform upon closing of the transaction and expects that Advanced will be immediately accretive to earnings.

In addition to the PCS and Advanced transactions, AdaptHealth is currently pursuing a pipeline of acquisition candidates and expects to acquire an incremental $100 million in annualized revenue during 2020.

2020 Outlook Increased

AdaptHealth has increased its outlook for 2020. AdaptHealth now expects to generate net revenue of $765 million to $782 million, Adjusted EBITDA of $155 million to $158 million, and Adjusted EBITDA less Patient Equipment Capex of $95 million to $97 million. This outlook reflects the acquisitions of Advanced and PCS but excludes anticipated first year PCS operating losses as well as severance and restructuring costs associated with the PCS acquisition totaling approximately $15 million.

Conference Call

Management will host a conference at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

•           (877) 423-9820 (Domestic) or

•           (201) 493-6749 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is the third largest provider of home medical equipment in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include sleep therapy equipment (CPAP and BiPAP machines and supplies), respiratory equipment (including oxygen, invasive and non-invasive ventilation), mobility equipment, wheelchairs, walkers, and hospital beds. AdaptHealth also provides custom bracing services, hospice focused HME services, wound therapy and nutritional HME services. The company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. Following the acquisition of PCS in January 2020, AdaptHealth services over 1.4 million patients annually in all 50 states through its network of 187 locations. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance.

These forward-looking statements are based on information available to the Company as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include the ability to identify, consummate and integrate acquisitions, regulatory, competitive and other developments in the healthcare industry and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its Form 8-K filed on November 14, 2019.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
(in thousands, except share data)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$76,878	$25,186
Accounts receivable, net	78,619	53,017
Inventory	13,239	7,673
Prepaid and other current assets	12,679	4,915
Total current assets	181,415	90,791
Equipment and other fixed assets, net	63,559	61,601
Goodwill	266,791	202,436
Other assets	6,851	5,050
Deferred tax asset	28,418	9,079
Total assets	$547,034	$368,957
Liabilities and Stockholders' / Members’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	103,641	85,558
Current portion of capital lease obligations	19,750	20,814
Current portion of long-term debt	1,721	7,090
Deferred revenue	9,556	7,508
Other liabilities	15,514	14,708
Total current liabilities	150,182	135,678
Long-term debt, less current portion	395,112	127,095
Capital lease obligations, less current portion	233	172
Other long-term liabilities	30,756	3,244
Total liabilities	576,283	266,189
Total Stockholders' / Members’ Equity (Deficit)	(29,249)	102,768
Total Liabilities and Stockholders' / Members’ Equity (Deficit)	$547,034	$368,957

Number of issued and oustanding shares as of December 31, 2019:
Class A Common Stock	40,816,293
Class B Common Stock	31,563,798

ADAPTHEALTH CORP.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share data)	December 31,		December 31,
	2019	2018	2019	2018
Net revenue	$149,541	$108,653	$529,644	$345,278

Costs and expenses:
Cost of net revenue	123,212	93,798	440,386	293,384
General and administrative expenses	24,985	5,840	56,493	18,069
Depreciation, excluding patient equipment depreciation	630	441	3,069	2,734
Total costs and expenses	148,827	100,079	499,948	314,187
Operating income	714	8,574	29,696	31,091
Interest expense	7,653	2,253	39,304	7,453
Loss on extinguishment of debt, net	-	-	2,121	1,399
(Loss) income before income taxes	(6,939)	6,321	(11,729)	22,239
Income tax expense (benefit)	(4,288)	2,421	1,156	(2,098)
Net (loss) income	(2,651)	3,900	(12,885)	24,337
Income attributable to noncontrolling interests	775	396	2,111	1,077
Net (loss) income attributable to AdaptHealth Corp.	$(3,426)	$3,504	$(14,996)	$23,260
(Loss) income per common share:
Basic and diluted	$(0.10)	$0.27	$(0.66)	$1.95
Weighted average shares outstanding for net (loss) income
attributable to AdaptHealth Corp.:
Basic and diluted	32,726	12,770	22,557	11,900

ADAPTHEALTH CORP.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$17,244	$25,280	$60,418	$68,427
Net cash used in investing activities	(22,471)	(10,236)	(84,870)	(96,284)
Net cash provided by (used in) financing activities	73,282	(10,759)	76,144	48,769
Net increase in cash and cash equivalents	68,055	4,285	51,692	20,912
Cash and cash equivalents at beginning of period	8,823	20,901	25,186	4,274
Cash and cash equivalents at end of period	$76,878	$25,186	$76,878	$25,186

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three months and years ended December 31, 2019 and 2018.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income attributable to noncontrolling interests, interest expense (income), income tax expense (benefit), and depreciation.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, severance, earnout liability activity, and other non-recurring expenses.

AdaptHealth defines Adjusted EBITDA less Patient Equipment Capex as Adjusted EBITDA (as defined above) less patient equipment acquired during the period without regard to whether the equipment was purchased or financed through lease transactions.

The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Corp., to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2019	2018	2019	2018
Net (loss) income attributable to AdaptHealth Corp.	$(3,426)	$3,504	$(14,996)	$23,260
Income attributable to noncontrolling interests	775	396	2,111	1,077
Interest expense excluding change in fair value of interest rate swaps	8,586	2,519	27,878	8,000
Interest expense (income) - change in fair value of interest rate swaps	(933)	(266)	11,426	(547)
Income tax expense (benefit)	(4,288)	2,421	1,156	(2,098)
Depreciation	17,490	14,865	62,567	47,877
EBITDA	18,204	23,439	90,142	77,569
Loss on extinguishment of debt, net (a)	-	-	2,121	1,399
Equity-based compensation expense (b)	5,264	313	11,070	884
Transaction costs (c)	7,752	1,172	15,984	2,514
Severance (d)	1,580	722	2,301	1,920
Non-recurring expenses	-	67	534	161
Earnout liability activity (e)	869	-	869	-
Adjusted EBITDA	33,669	25,713	123,021	84,447
Less: Patient equipment capex (f)	(11,832)	(11,458)	(47,421)	(39,364)
Adjusted EBITDA less Patient Equipment Capex	$21,837	$14,255	$75,600	$45,083

(a) Represents write offs of deferred financing costs and prepayment penalty expense related to refinancing of debt offset by gain on debt extinguishment.

(b) Represents amortization of equity-based compensation to employees and expense resulting from accelerated vesting and modification of certain profit interests.

(c) Represents transaction costs related to acquisitions, the 2019 Recapitalization, and the DFB merger.

(d) Represents severance costs related to acquisition integration and internal AdaptHealth Corp. restructuring and workforce reduction activities.

(e) Represents fair value adjustments and other charges associated with earnout liabilities from acquisitions.

(f) Represents the value of the patient equipment received during the respective period without regard to whether the equipment is purchased or financed through lease transactions.

AdaptHealth uses these non-GAAP financial measures to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, AdaptHealth’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA less Patient Equipment Capex.

AdaptHealth believes Adjusted EBITDA less Patient Equipment Capex is useful to investors in evaluating AdaptHealth’s financial performance. AdaptHealth’s business requires significant investment in equipment purchases to maintain its patient equipment inventory. Some equipment title transfers to patients’ ownership after a prescribed number of fixed monthly payments. Equipment that does not transfer wears out or oftentimes is not recovered after a patient’s use of the equipment terminates. AdaptHealth uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements. In addition, AdaptHealth’s debt agreements contain covenants that use a variation of Adjusted EBITDA less Patient Equipment Capex for purposes of determining debt covenant compliance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

Contacts

AdaptHealth Corp.

Gregg Holst

Chief Financial Officer

(484) 301-6599

gholst@adapthealth.com

Brittany Lett

Vice President, Marketing

(909) 915-4983

blett@adapthealth.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

(212) 836-9614

kahl@equityny.com